UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 1, 2016

Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

933 MacArthur Boulevard

Mahwah, New Jersey 07430

(Address of principal executive offices, including zip code)

(551) 777-6700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Following the effective date of the retirement of John Usdan from the board of directors (the “Board”) of Ascena Retail Group, Inc. (the “Company”) on June 1, 2016, the Company’s Board is no longer comprised of a majority of independent directors, as required by NASDAQ Listing Rule 5605(b)(1).

On June 1, 2016, in accordance with NASDAQ Listing Rules, the Company notified NASDAQ of the effectiveness of Mr. Usdan’s retirement and the resulting non-compliance with NASDAQ Listing Rule 5605(b)(1). On June 1, 2016, the Company received a notice from NASDAQ acknowledging the fact that the Company does not meet the requirements of NASDAQ Listing Rule 5605(b)(1).

In accordance with NASDAQ Listing Rule 5605(b)(1)(A), the Company is entitled to a cure period to regain compliance as follows:

•	until the earlier of the Company’s next annual stockholders’ meeting or June 1, 2017; or

•	if the Company’s next annual stockholders’ meeting is held before November 28, 2016, then the Company must evidence compliance with NASDAQ Listing Rule 5605(b)(1) no later than November 28, 2016.

Prior to the end of the cure period described above, the Company intends to regain compliance by appointing an additional independent director to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: June 7, 2016	By:	/s/ Ernest LaPorte
Name: Ernest LaPorte
Title: Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)